Exhibit 10.12

[Informal English Translation]

Second Addendum to the Tenancy Agreement of 10.10.2007

Made and executed in Jerusalem this 30th day of March 2016

Between:

Ms. Rachel Zacks Identity No. 29581

Dr. Moshe Eliash Identity No. 1940998

(jointly and severally)

(hereinafter called – “the Landlord”)

of the one part;

And:

Sol-Gel Technologies Ltd.

Corporate number 51-2544693

(hereinafter called: “the Tenant”)

of the other part

WHEREAS	by a tenancy agreement signed between the parties on 10th October, 2007, (hereinafter called: “the Tenancy Agreement”) the Tenant took a tenancy of an area constituting the entire fifth floor in the building situated at Parcel 18 of Block 3850 in Ness Ziona (“the Building”) as well as 43 covered parking places in the underground car park of the building (the area and the parking places being together called: “the Original Premises”); and

WHEREAS	On 29th September, 2014, the first addendum was signed between the parties to the Tenancy Agreement whereby the Tenant took a tenancy of an additional area of 148 square meters (gross) on the top floor (sixth floor) in the Building as marked in blue on the plan attached hereto as Appendix “A” (“the Additional Area”).

The Original Premises together with the Additional Area will be in this Addendum called: “the Existing Premises”; and

WHEREAS	The Tenant wishes to take and the Landlord wishes to grant to the Tenant, a tenancy of additional areas in the Building constituting the New Additional Areas (as hereinafter defined); and

WHEREAS	The parties wish to extend the Tenancy Term of the Presently Existing Premises (as hereinafter defined).

It is therefore declared and agreed between the parties as follows:

1.	The preamble to this Agreement constitutes an integral part thereof.

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2.	The Landlord hereby grants to the Tenant a tenancy of the area on the top floor of the Building of 174 square meters (gross) west of the Additional Area and a further area on the top floor of the Building of 185 square meters (gross) east of the Additional Area, as marked in yellow on the plan annexed hereto as Appendix “A” and which constitutes an integral part of this Agreement (the Additional Areas to the west and east mentioned will be hereinafter called: “the New Additional Areas”).

3.	The New Additional Areas together with the Existing Premises will be called in this Addendum “the Presently Existing Premises”.

4.	The Tenancy Term in respect of the New Additional Areas will commence on March 1, 2017 (“the Operative Date”) and expire at the end of the Adjusted Tenancy Term (as hereinafter defined).

5.	The Tenancy Term in respect of the Presently Existing Premises is hereby extended and will expire on December 31, 2020 (“the Adjusted Tenancy Term”).

6.	The monthly rent in respect of the Premises will, as from the Operative Date until the expiration of the Adjusted Tenancy Term, stand at NIS 121,972.75 plus VAT (“the Rent”) according to the following breakdown:

5.1	The monthly rent in respect of the area of 1090.71 square meters (gross) on the fifth floor and 507 square meters (gross) on the top floor will stand at NIS 65 per square meters, and in the aggregate NIS 103,851.15.

5.2	The monthly rent in respect of the internal bomb shelter having an area of 30.72 square meters will stand at NIS 30 per square meters, and in the aggregate NIS 921.6.

5.3	The monthly rent in respect of the parking places will stand at the sum of NIS 400 per parking place, and in the aggregate in respect of 43 parking places, at the sum of NIS 17,200.0.

The rent is linked to the Consumer Price Index that was published on August 15, 2014 (102.4 points).

7.	The rent will be paid for three months in advance every calendar quarter as defined in the Tenancy Agreement. Payment of the rent in respect of the New Additional Areas for the first three months of the tenancy in the sum of NIS 70,005 (plus VAT) will be made on the date of the execution of this Agreement.

8.	The monthly management fees for the Presently Exisiting Premises will be at the rate of NIS 13 per square meter (gross) and in the aggregate NIS 20,770.23, and be paid according to the provisions of the Tenancy Agreement. The Tenant will sign with the Management Company an appropriate amendment to the management agreement to the extent this will be required pursuant to the provisions of this Addendum, immediately after the execution of this Agreement.

9.	The Tenant will pay on the execution of this Agreement, a surety of four months of the tenancy plus VAT in respect of the New Additional Areas pursuant to the provisions of clause 33 of the Tenancy Agreement.

10.	Subject as herein provided, all the terms of the Tenancy Agreement will mutatis mutandis apply to the tenancy according to this Agreement.

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In witness whereof the parties have set their hands on the date first above written

/s/ Dr. Moshe Eliash	/s/ Kobbi Nir /s/ Alon Seri-Levy
The Landlord	Sol-Gel Technologies Ltd.
in his own name	The Tenant
and in the name of Ms. Rachel Zacks
by general power of attorney

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